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                                                                    Exhibit B-46

                            UNANIMOUS WRITTEN CONSENT
                       IN LIEU OF A SPECIAL MEETING OF THE
                              BOARD OF DIRECTORS OF
                          NDC DOUGLAS PROPERTIES, INC.

     The undersigned, being all of the directors of NDC Douglas Properties, Inc., an Indiana corporation (the "Corporation"), do hereby consent and agree to the adoption of the following resolutions pursuant to the authority of Section 23-1-34-2 of the Indiana Business Corporation Law, in lieu of holding a special meeting of the directors of the Corporation

                           RESOLUTION AMENDING BY-LAWS

     WHEREAS, The directors of the Corporation believe it to be in the best interests of the Corporation to amend the By-Laws to change the date of the annual meeting of the stockholders.

     NOW, THEREFORE, BE IT RESOLVED, That Article III, Section 2 of the By-Laws of the Corporation shall be deleted in its entirety and is hereby amended and restated to read as follows:

          "Section 2. Annual Meeting. The annual meeting of the stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting, shall be held on the third Tuesday in the month of May of each year, if such day is not a legal holiday, and if a holiday, then on the next business day which is not a legal holiday. If for any reason the annual meeting of the stockholders shall not be held at the time and place herein provided, the same may be held at any time thereafter, but not later than the date which is five months after the close of the Corporation's fiscal year, or the date which is fifteen months after the last annual meeting, whichever is earlier. Such date and time of meeting may be changed by action of the Board of Directors."

Dated and effective as Tuesday, June 1st, 2004.

                                        /s/ Samuel W. Miller, Jr.
                                        ----------------------------------------
                                        Samuel W. Miller, Jr.
                                        Director

                                        /s/ Michael W. O'Donnell
                                        ----------------------------------------
                                        Michael W. O'Donnell
                                        Director

                                        Being all of the directors of the
                                        Corporation